UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2019

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FTD	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously disclosed, on June 3, 2019 (the “Petition Date”), FTD Companies, Inc. (the “Company”) and substantially all of its domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions commencing cases under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (together, the “Chapter 11 Cases”) are being jointly administered under the caption, In re FTD Companies, Inc., Case No. 19-11240 (LSS) (Bankr. D. Del.). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
Senior “Debtor-in-Possession” Financing
As previously disclosed, in connection with the Chapter 11 Cases, on the Petition Date, the Company filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of postpetition, debtor-in-possession financing (the “DIP Financing”) on the terms and conditions set forth in the proposed Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, the Debtors party thereto as guarantors (the “Guarantors,” and together with the Company, the “Loan Parties”), the lenders party thereto (the “DIP Lenders”) and Bank of America, N.A. as Administrative Agent (the “Administrative Agent”). The DIP Credit Agreement provides for a senior secured superpriority debtor-in-possession credit facility of $94.5 million (the “DIP Revolving Facility”), of which $47.0 million is available following entry of the Interim DIP Order (defined below) and until the entry of the final order approving the DIP Credit Agreement (the “Final DIP Order”), secured by, among other things, (a) a first priority lien on all unencumbered tangible and intangible property and assets of the Loan Parties, (b) a first priority, senior priming lien on all prepetition collateral, and (c) all real property owned or leased by the Company or the Guarantors, subject to certain carve outs.
On June 5, 2019, the Bankruptcy Court issued an order approving the DIP Motion on an interim basis (Docket No. 60) (the “Interim DIP Order”) and authorizing the Loan Parties to, among other things, enter into the DIP Credit Agreement and initially borrow up to $47.0 million. On June 5, 2019, the Company entered into the DIP Credit Agreement with the Lenders, as well as the related postpetition security and pledge agreement with the Administrative Agent (the “Security Agreement”). The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has only been granted on an interim basis. The Debtors will seek final approval of the DIP Credit Agreement at a hearing before the Bankruptcy Court on or about July 2, 2019.
The proceeds from the DIP Financing will be used, subject to the Interim DIP Order and the Final DIP Order, (a) for working capital and other general purposes of the Debtors, including the payment of professional fees and expenses; (b) as provided in the Interim DIP Order and the Final DIP Order to pay the reasonable fees and expenses of the Administrative Agent, the DIP Lenders, the prepetition agent and prepetition lenders under the Debtors’ prepetition secured lending facility (including the reasonable fees and expenses of counsel and financial advisors); (c) to pay claims in respect of certain prepetition creditors, which may include, without limitation, employees, taxing authorities and trade vendors in the ordinary course, in each case to the extent authorized by orders of the Bankruptcy Court; (d) as provided in the Interim DIP Order and the Final DIP Order and to the extent permitted by the Bankruptcy Court, to repay the obligations under the Debtors’ prepetition secured lending facility; and (e) to make adequate protection payments to the agent and lenders under the Debtors’ prepetition secured lending facility, each subject to the terms and conditions of the DIP Credit Agreement, the orders of the Bankruptcy Court approving the DIP Credit Agreement and consistent with the financing budget attached to the DIP Motion as an exhibit (the “DIP Budget”), subject to certain exceptions as provided in the DIP Credit Agreement.
The maturity date of the DIP Financing will be the earliest to occur of (a) September 3, 2019 and (b) the date upon which a plan of reorganization or plan of liquidation becomes effective. In addition, the DIP Financing is subject to certain repayment events, including, without limitation, 30 days after entry of the Interim DIP Order if the Final DIP Order has not been entered as and when required under the DIP Credit Agreement.
Interest on the outstanding principal amount of the revolving loans under the DIP Credit Agreement will be payable monthly in arrears and on the maturity date at a per annum rate equal to 6.0% plus the higher of: (a) the federal funds rate plus 0.5% and (b) the prime rate. Under the DIP Credit Agreement, among other customary fees, the Company will be required to pay to the DIP Lenders upon entry of the Interim DIP Order an upfront fee equal to $1.375 million. Upon the occurrence and during the continuance of an event of default, all obligations under the DIP Credit Agreement will bear interest at a rate equal to the then current rate plus an additional 2.0% per annum.
The DIP Financing will be subject to certain covenants, including, without limitation, related to the incurrence of additional debt, liens, the making of investments, the making of restricted payments, limits on aggregate “Total Operating Disbursements” as set forth in the DIP Budget, minimum levels of “Total Operating Receipts” as set forth in the DIP Budget, and certain bankruptcy-related covenants, in each case as set forth in the DIP Credit Agreement, the Interim DIP Order and the Final DIP Order.
The DIP Credit Agreement requires delivery of, among other things, (a) a weekly financial statement including the balance of cash and cash equivalents of the Loan Parties, (b) a weekly “Budget Reconciliation Report,” and (c) a weekly forecast of projected receipts and expenditures of the Loan Parties for the nine-week period following such delivery.
The DIP Credit Agreement provides for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the occurrence of certain matters related to the Chapter 11 Cases. Pursuant to the DIP Credit Agreement, the Loan Parties will act in good faith and use commercially reasonable efforts to comply with the sale milestones as described below.
In addition, pursuant to the Interim DIP Order, the Company is subject to the following sale milestones relating to the Chapter 11 Cases:

•
within three business days following the Petition Date, the Debtors must file a motion with the Bankruptcy Court seeking to establish bidding procedures governing the sale of substantially all of the Debtors’ assets (the “Bidding Procedures Motion”);

•	within three weeks following the Petition Date, entry of an order by the Bankruptcy Court approving the Bidding Procedures Motion;

•	six weeks following the Petition Date, deadline for interested parties to submit bids for the purchase of the Debtors’ assets;

•
on the earlier of eight weeks following the Petition Date or four business days after an auction, deadline for a Bankruptcy Court hearing to approve the sale(s) of substantially all of the Debtors’ assets (the “Sale Hearing”); and

•	seven days after a Sale Hearing, deadline to consummate the sale(s) of substantially all of the Debtors’ assets.
The foregoing description of the DIP Credit Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement and the Security Agreement filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K regarding the DIP Financing is incorporated herein by reference.
Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,”

“plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations about the timing and execution of the Company’s strategic transactions (including the contemplated sales of substantially all of the Debtors’ assets), the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Chapter 11 Cases and impacts to its business related thereto. Potential factors that could affect such forward-looking statements include, among others, risks and uncertainties relating to the Chapter 11 Cases, including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 Cases (including, but not limited to, the DIP Motion and the Bidding Procedures Motion), the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s restructuring strategy; the conditions to which the Company’s DIP Financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s and the Debtors’ ability to consummate sales of substantially all of the Debtors’ assets consistent with the milestones set forth in the Interim DIP Order and the terms and conditions of any such sales; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any further strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the risks related to the Company’s upcoming delisting from Nasdaq and trading on the OTC Pink Market and the other factors disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), as updated from time to time in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1
Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 5, 2019, by and among FTD Companies, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent

10.2	Postpetition Security and Pledge Agreement, dated as of June 5, 2019, by and among FTD Companies, Inc., the obligors thereto and Bank of America, N.A., as Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	June 11, 2019	By:	/s/ Steven D. Barnhart
			Name:	Steven D. Barnhart
			Title:	Executive Vice President and Chief Financial Officer